EnCana Corporation

Prospect Disclosure Statement

Weyburn Unit Medium Oil Play — November 15, 2004

This disclosure statement is being filed with the securities regulatory authorities in Canada as a supporting filing under section 5.9 of National Instrument 51-101 in respect of disclosure which EnCana Corporation may make from time to time of anticipated results from its subsidiary’s prospect known as the Weyburn Unit Medium Oil Play.

The following is in response to the items listed in section 5.9 of National Instrument 51-101:

(a)	Location and basin name:

Townships 5 thru 7, Ranges 12 thru 14 West of 2nd Meridian in the Williston Basin, approximately 75 miles southeast of Regina, Saskatchewan.

(b)	Gross and net interest in the property:

EnCana has a 62% working interest and a 50% economic interest in the Unit. The Unit covers roughly 52,000 gross acres.

(c)	Interest expiry date:

Under the terms of the Weyburn Unit agreement, Unit interests in all Crown and Freehold leases are held by production in the Unit.

(d)	Target zone name, geologic age and lithology:

The productive zone is the Midale Unit of the Mississippian age Madison group. Oil is trapped at the sub-crop edge of the Midale, with production extending over several townships. The Midale formation consists of two main units within the Unit area; a marly dolostone (“Marly”), overlying a vuggy shoal and intershoal limestone (“Vuggy”).

(e)	Distance to the nearest analogous commercial production:

Production within the Weyburn Unit is from primary waterflood and carbon dioxide enhanced oil recovery (“CO2 EOR”) operations.

Primary and waterflood production operations in the Midale formation are pervasive within a ten mile radius of the Weyburn Unit.

Prospect Disclosure Statement — Weyburn Unit Medium Oil Play — November 15, 2004

CO2 EOR pilots have been conducted since the 1980’s in the immediate area. At this time, the Weyburn Unit is the sole commercial CO2 EOR operation in the area. CO2 EOR is a common recovery technique in the US Permian Basin.

(f)	Product types reasonably expected:

Medium gravity sour oil averaging about 29[o]API and 2.4% sulphur with associated solution gas.

(g)	Range of Pool or Field Sizes:

The Weyburn Unit is estimated to contain 1.3 billion barrels of original oil in place (OOIP). Estimated ultimate recovery is expected to be approximately 470 to 520 million barrels, including incremental recovery from CO2 EOR applied to more than one half of the Weyburn Unit. As of May 2004, the Unit had recovered almost 380 mmbbl.

(h)	Depth of the target zone:

Average depth is approximately 4750 feet TVD (true vertical depth).

(i)	Estimated cost to drill a well to the target depth and test:

An average single leg horizontal development well is estimated to cost about US $800,000.

(j)	Reasonably expected drilling commencement and completion dates:

Drilling and EOR expansion operations are ongoing with EnCana’s long range plan calling for exploitation and development through at least 2007.

(k)	Anticipated prices to be received for each product type reasonably expected:

Weyburn production receives Midale medium sour crude oil price.

(l)	Reasonably expected marketing and transportation arrangements:

Weyburn production is delivered into the Enbridge pipeline system.

Prospect Disclosure Statement — Weyburn Unit Medium Oil Play — November 15, 2004

(m)	Operator and relevant experience:

EnCana Oil & Gas Partnership, an indirect wholly owned subsidiary of EnCana Corporation. EnCana Corporation is one of the largest independent exploration & production companies, worldwide and has considerable experience in all aspects of exploration, exploitation and development associated with plays of this nature.

(n)	Risk and probability of success:

Waterflood and CO2 EOR operations are well established. CO2 EOR production accounts for about 60% of Weyburn Unit’s current gross production of 25,000 bopd.

(o)	Positive and negative factors relevant to the expected results, pursuant to section 5.10:

The business of exploring for and producing oil and natural gas is inherently risky and uncertain. Some of these risks and uncertainties include, among other things: volatility of commodity prices; product supply and demand; imprecision of reserve estimates; timing & costs of wells and related production facilities; and price & availability of oil field services. The greatest technical risks specific to this play is believed to be the ultimate recovery factor for CO2 EOR. This risk is managed through diligent reservoir monitoring and an integrated approach to reservoir description, simulation and development.

EnCana Corporation resource descriptions

EnCana uses the terms resource play, estimated ultimate recovery and resource potential. Resource play is a term used by EnCana to describe an accumulation of hydrocarbons known to exist over a large areal expanse and/or thick vertical section, which when compared to a conventional play, typically has a lower geological and/or commercial development risk and lower average decline rate. As used by EnCana, estimated ultimate recovery (EUR) has the meaning set out jointly by the Society of Petroleum Engineers and World Petroleum Congress in the year 2000, being those quantities of petroleum which are estimated, on a given date, to be potentially recoverable from an accumulation, plus those quantities already produced therefrom. Resource potential is a term used by EnCana to refer to the estimated quantities of hydrocarbons that may be added to proved reserves over a specified period of time largely from a specified resource play or plays. EnCana’s current stated estimates of unbooked resource potential use a five year time frame for their specified period of time.

ADVISORY REGARDING FORWARD-LOOKING STATEMENTS — In the interests of providing EnCana shareholders and potential investors with information regarding EnCana, including management’s assessment of EnCana’s and its

Prospect Disclosure Statement — Weyburn Unit Medium Oil Play — November 15, 2004

subsidiaries’ future plans and operations, certain statements contained in this disclosure statement are forward-looking statements. Forward-looking statements in this disclosure statement include, but are not limited to: estimated original oil in place; estimated ultimate recovery; estimated drilling costs; estimated drilling periods; anticipated prices; anticipated drilling success; anticipated marketing and transportation arrangements; and potential factors relevant to expected results. Readers are cautioned not to place undue reliance on forward-looking statements, as there can be no assurance that the plans, intentions or expectations upon which they are based will occur. By their nature, forward-looking statements involve numerous assumptions, known and unknown risks and uncertainties, both general and specific, that contribute to the possibility that the predictions, forecasts, projections and other forward-looking statements will not occur, which may cause the company’s actual performance and financial results in future periods to differ materially from any estimates or projections of future performance or results expressed or implied by such forward-looking statements. These risks and uncertainties include, among other things: volatility of oil and gas prices; fluctuations in currency and interest rates; product supply and demand; market competition; risks inherent in the company’s marketing operations, including credit risks; imprecision of reserves estimates and estimates of recoverable quantities of oil, natural gas and liquids from resource plays and other sources not currently classified as proved or probable reserves; the company’s ability to replace and expand oil and gas reserves; its ability to generate sufficient cash flow from operations to meet its current and future obligations; its ability to access external sources of debt and equity capital; the timing and the costs of well and pipeline construction; the company’s ability to secure adequate product transportation; changes in environmental and other regulations; political and economic conditions in the countries in which the company operates; the risk of war, hostilities, civil insurrection and instability affecting countries in which the company operates and terrorist threats; risks associated with existing and potential future lawsuits and regulatory actions made against the company; and other risks and uncertainties described from time to time in the reports and filings made with securities regulatory authorities by EnCana. Although EnCana believes that the expectations represented by such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. Readers are cautioned that the foregoing list of important factors is not exhaustive.

Furthermore, the forward-looking statements contained in this disclosure statement are made as of the date of this disclosure statement, and EnCana does not undertake any obligation to update publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events or otherwise. The forward-looking statements contained in this disclosure statement are expressly qualified by this cautionary statement.

EnCana Corporation

Prospect Disclosure Statement

Eureka (Mesaverde) Gas Play — November 15, 2004

This disclosure statement is being filed with the securities regulatory authorities in Canada as a supporting filing under section 5.9 of National Instrument 51-101 in respect of disclosure which EnCana Corporation may make from time to time of anticipated results from its subsidiaries’ prospect known as the Eureka Gas Play. The Eureka Gas Play is one of EnCana’s resource plays.

The following is in response to the items listed in section 5.9 of National Instrument 51-101:

(a)	Location and basin name:

Townships 3 through 5S, Ranges 95 through 100 West of 6th Meridian, in the Piceance Basin, some 35 miles northwest of Rifle, Colorado

(b)	Gross and net interest in the property:

EnCana has assembled approximately 100,000 gross acres over this play.

(c)	Interest expiry date:

Petroleum and natural gas lease expiries typically occur ten years from date of issuance unless held by production. EnCana believes that all relevant acreage will be held by production prior to expiration of the primary term.

(d)	Target zone name, geologic age and lithology:

Mesaverde formation, Upper Cretaceous (60 to 80 million years of age), low permeability sandstones.

(e)	Distance to the nearest analogous commercial production:

Approximately 20 miles.

(f)	Product types reasonably expected:

Sweet natural gas and associated natural gas liquids.

(g)	Range of Pool or Field Sizes:

In keeping with EnCana’s definition of a resource play, EnCana believes that this prospect extends over a number of townships. Single sections are estimated to contain as much as 75 Bcf of recoverable gas.

Prospect Disclosure Statement — Eureka (Mesaverde) Gas Play — November 15, 2004

(h)	Depth of the target zone:

6,500 — 10,500 feet TVD (true vertical depth).

(i)	Estimated cost to drill a well to the target depth and test:

Current cost to drill and complete a well in the Mesaverde Formation is estimated at approximately US$2 million.

(j)	Reasonably expected drilling commencement and completion dates:

Drilling operations are ongoing on this resource play with EnCana’s long range plan calling for exploitation and development through at least 2012.

(k)	Anticipated prices to be received for each product type reasonably expected:

NYMEX postings less appropriate processing, compression and pipeline transportation fees for sweet, dry natural gas (heating value approx. 1100 Btu/scf).

(l)	Reasonably expected marketing and transportation arrangements:

The natural gas is being marketed to North American customers via one or more sales pipelines surrounding the area.

(m)	Operator and relevant experience:

EnCana Oil & Gas (USA) Inc., McMurry Oil LLC, and Fort Collins Consolidated Royalties, Inc., all indirect wholly owned subsidiaries of EnCana Corporation. EnCana Corporation is one of the largest independent exploration & production companies, worldwide and has considerable experience in all aspects of exploration, exploitation and development associated with plays of this nature.

(n)	Risk and probability of success:

To date, 3 out of 3 wells EnCana has drilled on this play have successfully tested hydrocarbons. Over the life of this development opportunity EnCana expects to drill approximately 2000 wells with the vast majority being successful.

(o)	Positive and negative factors relevant to the expected results, pursuant to section 5.10:

The business of exploring for and producing oil and natural gas is inherently risky and uncertain. Some of these risks and uncertainties include, among other things: volatility of commodity prices; product supply and demand; imprecision of reserve estimates; timing & costs of wells and related production facilities; and price & availability of oil field services. What are believed to be two of the greater

Prospect Disclosure Statement — Eureka (Mesaverde) Gas Play — November 15, 2004

technical risks specific to this play are: capital required to drill and complete wells, and variations in permeability.

EnCana Corporation resource descriptions

EnCana uses the terms resource play, estimated ultimate recovery and resource potential. Resource play is a term used by EnCana to describe an accumulation of hydrocarbons known to exist over a large areal expanse and/or thick vertical section, which when compared to a conventional play, typically has a lower geological and/or commercial development risk and lower average decline rate. As used by EnCana, estimated ultimate recovery (EUR) has the meaning set out jointly by the Society of Petroleum Engineers and World Petroleum Congress in the year 2000, being those quantities of petroleum which are estimated, on a given date, to be potentially recoverable from an accumulation, plus those quantities already produced therefrom. Resource potential is a term used by EnCana to refer to the estimated quantities of hydrocarbons that may be added to proved reserves over a specified period of time largely from a specified resource play or plays. EnCana’s current stated estimates of unbooked resource potential use a five year time frame for their specified period of time.

ADVISORY REGARDING FORWARD-LOOKING STATEMENTS — In the interests of providing EnCana shareholders and potential investors with information regarding EnCana, including management’s assessment of EnCana’s and its subsidiaries’ future plans and operations, certain statements contained in this disclosure statement are forward-looking statements. Forward-looking statements in this disclosure statement include, but are not limited to: estimated recoverable gas; estimated drilling costs; anticipated prices; anticipated number of wells to be drilled; anticipated drilling success; anticipated marketing and transportation arrangements; and potential factors relevant to expected results. Readers are cautioned not to place undue reliance on forward-looking statements, as there can be no assurance that the plans, intentions or expectations upon which they are based will occur. By their nature, forward-looking statements involve numerous assumptions, known and unknown risks and uncertainties, both general and specific, that contribute to the possibility that the predictions, forecasts, projections and other forward-looking statements will not occur, which may cause the company’s actual performance and financial results in future periods to differ materially from any estimates or projections of future performance or results expressed or implied by such forward-looking statements. These risks and uncertainties include, among other things: volatility of oil and gas prices; fluctuations in currency and interest rates; product supply and demand; market competition; risks inherent in the company’s marketing operations, including credit risks; imprecision of reserves estimates and estimates of recoverable quantities of oil, natural gas and liquids from resource plays and other sources not currently classified as proved or probable reserves; the company’s ability to replace and expand oil and gas reserves; its ability to generate sufficient cash flow from operations to meet its current and future obligations; its ability to access external sources of debt and equity capital; the timing and the costs of well and pipeline construction; the company’s ability to secure adequate product transportation; changes in environmental and other regulations; political and economic conditions in the countries in which the company operates; the risk of war, hostilities, civil insurrection and instability affecting countries in which the company operates and terrorist threats; risks associated

Prospect Disclosure Statement — Eureka (Mesaverde) Gas Play — November 15, 2004

with existing and potential future lawsuits and regulatory actions made against the company; and other risks and uncertainties described from time to time in the reports and filings made with securities regulatory authorities by EnCana. Although EnCana believes that the expectations represented by such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. Readers are cautioned that the foregoing list of important factors is not exhaustive.

Furthermore, the forward-looking statements contained in this disclosure statement are made as of the date of this disclosure statement, and EnCana does not undertake any obligation to update publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events or otherwise. The forward-looking statements contained in this disclosure statement are expressly qualified by this cautionary statement.